Exhibit 99.1

Iconix Reports Financial Results for the Third Quarter 2020

NEW YORK, November 16, 2020 /Globe Newswire/ -

•	Total revenue of $24.5 million compared to $35.5 million in the prior year quarter.
•	GAAP Operating Income $66.4 million as compared to a loss of $8.1 million in the prior year quarter.
•	Adjusted EBITDA of $13.7 million, compared to $20.9 million in the prior year quarter.
•	Continued to improve cost structure, decreasing SG&A expenses by $16.4 million from prior year quarter.
•	Completed Sale of Starter China in September 2020 with net proceeds of $15.6 million and in October repaid $11.7 million of Senior Secured Term Loan.

Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix" or the "Company") today reported financial results for the third quarter ended September 30, 2020.

Bob Galvin, CEO commented, “As we continue to navigate through the pandemic and the resulting economic conditions, the well-being of our employees, licensees and communities remains at the forefront. Despite COVID-19, we continued to expand our business, including a successful launch of Umbro products in Walmart. We have remained focused on building our pipeline of future business, as a result, we have signed 148 deals during 2020 for aggregate guaranteed minimum royalties of approximately $90 million.  Moving forward, we will remain flexible to respond to changes in the economic and retail environments.”

Third Quarter 2020 Financial Results

GAAP Revenue by Segment

(000’s)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Licensing revenue:
Women's	$5,919	$10,317	$16,805	$26,855
Men's	5,705	7,942	15,419	25,491
Home	3,487	3,430	10,436	11,205
International	9,351	13,782	32,028	42,255
	$24,462	$35,471	$74,688	$105,806

For the third quarter of 2020, total revenue was $24.5 million, a 31% decline, compared to $35.5 million in the third quarter of 2019. Revenue across all segments was primarily negatively impacted by the effects of the COVID-19 pandemic on the global economy. The 43% decrease in revenue in our Women’s segment was principally as a result of a decrease in licensing revenue from our Mudd and Joe Boxer brands. Revenue from the Men’s segment decreased 28% mainly due to a decrease in licensing revenue from our Buffalo and Umbro brands. Sales in our Home segment improved by 2% principally due to an increase in licensing revenue from our Charisma brand. Our International segment revenue declined 32% mainly due to decreases in Latin America and Europe.

SG&A Expenses:

Total SG&A expenses in the third quarter of 2020 were $9.9 million, a 62% decline compared to $26.3 million in the third quarter of 2019. The decline for the quarter was primarily driven by a decrease in professional fees, advertising costs and compensation expense.

Gain on Sale of Trademarks

Gain on sale of trademarks reflect the $59.6 million gain of the sale of 100% of our interest in Umbro China Ltd., and $14.5 million gain on sale of Starter China Ltd., each completed during the third quarter of 2020.

Trademark and Investment Impairment:

In the third quarter of 2020, the Company recorded a non-cash trademark impairment charge of $4.8 million. The charge for the third quarter of 2020 was based on the impact of the COVID-19 pandemic on current and estimated future cash flows on the fair value of the Pony and Hydraulic indefinite-lived trademarks. The Company recorded investment impairments of $17.1 million in

Exhibit 99.1

the third quarter of 2020 as a result of from exiting our Ecko Mark/Ecko joint venture in China and a reduction in the fair value of our Candies joint venture in China. The Company recorded investment impairment in the third quarter of 2019 of $17.0 million related to the sale of its equity investment in Marcy Media.

Operating Income and Adjusted EBITDA (1):

Adjusted EBITDA is a non-GAAP metric, and a reconciliation table is included below.

Operating income for the third quarter of 2020 was $66.4 million, as compared to operating loss of $8.1 million for the third quarter of 2019.  The third quarter 2020 results include $22.0 million of charges related to impairments and $74.1 million in gains on sale of trademarks. Adjusted EBITDA in the third quarter of 2020 was $13.7 million, which represents operating income of $66.4 million excluding net adjustments of $52.7 million.  Adjusted EBITDA in the third quarter of 2019 was $20.9 million, which represents operating loss of $8.1 million excluding net charges of $29.0 million.  The change period over period in Adjusted EBITDA is primarily as a result of reduced revenue largely driven by the impact of COVID-19 on our business, somewhat offset by reduced expenses driven by the Company’s cost reduction initiative. Refer to footnote 1 below for a full detailed reconciliation of operating income to Adjusted EBITDA.

Note: All items in the following tables are attributable to the Company’s interest in its subsidiaries and joint ventures, as applicable, and exclude the results related to any non-controlling interest in such entities. Certain numbers may not add due to rounding.

Adjusted EBITDA by Segment (1)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
(000's)	2020	2019	% Change	2020	2019	% Change

Women's	$6,777	$10,105	-33%	$16,451	$26,354	-38%
Men's	1,522	3,303	-54%	5,857	10,847	-46%
Home	3,588	2,999	20%	9,670	9,789	-1%
International	6,593	9,022	-27%	17,669	26,321	-33%
Corporate	(4,766)	(4,530)	-5%	(12,897)	(13,638)	5%
Adjusted EBITDA	$13,714	$20,899	-34%	$36,750	$59,673	-38%

Adjusted EBITDA Margin (2)	56%	59%		49%	56%

Adjusted EBITDA margin in the third quarter of 2020 was 56% as compared to Adjusted EBITDA margin in the third quarter of 2019 of 59%.  The change period over period in Adjusted EBITDA margin is primarily as a result of the Company’s decrease in revenue.

Interest Expense and Other (Income) Loss, net:

Interest expense in the third quarter of 2020 was $18.5 million as compared to $14.4 million in the third quarter of 2019. The legal final maturity date of the Securitization Notes is in January of 2043. The Company did not repay or refinance the Securitization Notes prior to the anticipated repayment date. Therefore, beginning January 2020, the Company accrues additional interest on the Securitization Notes that is not payable until 2043. The increase in interest expense period over period is primarily the result of the step up in interest for the securitization. In the third quarter of 2020, Other (income) loss was income of $0.3 million as compared to a loss of $12.0 million in the third quarter of 2019.  This result is primarily from the Company's accounting for the 5.75% Convertible Notes, which requires recording the fair value of this debt at the end of each period with any change from the prior period accounted for as other income or loss in the respective period's consolidated income statement.

Exhibit 99.1

Provision for Income Taxes:

The effective income tax rate for the third quarter of 2020 is approximately 1.9%, which resulted in a $0.9 million income tax expense, as compared to an effective income tax rate of 1.7% in the third quarter of 2019, which resulted in a $0.6 million income tax benefit.  The increase in the tax expense is a result of expenses incurred for which no tax benefit was able to be recognized for the third quarter of 2020.

GAAP Net Income and GAAP Diluted EPS:

GAAP net income attributable to Iconix for the third quarter of 2020 reflected income of $45.7 million, compared to a net loss of $35.7 million for the third quarter of 2019. GAAP diluted EPS for the third quarter of 2020 reflected income of $1.51 per share, compared to loss of $3.07 per share for the third quarter of 2019.

Exhibit 99.1

Adjusted EBITDA (1):

Adjusted EBITDA for the third quarter of 2020 was $13.7 million, compared to $20.9 million for the third quarter of 2019.

Adjusted EBITDA: (1)
(000's)
	For the Three Months Ended September 30,
	2020	2019	% Change

GAAP Operating Income (Loss)	$66,351	$(8,115)
Add:
stock-based compensation expense	196	363
depreciation and amortization	315	421
contract asset write offs, net	581	3,634
impairment charges	21,959	17,000
gain on sale of trademarks and investments	(74,105)	-
special charges	460	9,084
non-controlling interest	(976)	(1,482)
non-controlling interest related to D&A and impairment	(1,067)	(7)
	(52,637)	29,013

Adjusted EBITDA	$13,714	$20,899	-34%
Adjusted EBITDA Margin (2)	56%	59%

Adjusted EBITDA: (1)
(000's)
	For the Nine Months Ended September 30,
	2020	2019	% Change

GAAP Operating Income (Loss)	$65,047	$28,857
Add:
stock-based compensation expense	608	761
depreciation and amortization	894	1,393
gain on sale of trademarks and investments	(75,705)	-
contract asset write offs, net	700	3,634
impairment charges	40,954	17,000
special charges	9,303	15,063
non-controlling interest	(3,555)	(7,017)
non-controlling interest related to D&A and impairment	(1,496)	(19)
	(28,297)	30,815

Adjusted EBITDA	$36,750	$59,672	-38%
Adjusted EBITDA Margin (2)	49%	56%

Exhibit 99.1

Balance Sheet and Liquidity:

(000's)	September 30, 2020	December 31, 2019
Cash Summary:
Unrestricted Domestic, Canada and China (Wholly Owned)	$48,370	$29,144
Unrestricted Luxembourg (Wholly Owned)	14,813	17,023
Unrestricted in consolidated JV's	7,347	9,298
Restricted Cash	12,760	15,946
Total Cash	$83,290	$71,411

Debt Summary:
Senior Secured Notes due January 2043*	$323,876	$338,130
Variable Funding Note due January 2043	100,000	100,000
5.75% Convertible Notes due August 2023	94,430	94,430
Senior Secured Term Loan due August 2022 **	116,420	175,600
Payroll Protection Plan Loan	1,307	-
Total Debt (Face Value)	$636,033	$708,160

*- The legal final maturity of the Securitization Notes is in January of 2043, as the Company did not repay or refinance the Securitization Notes prior to the anticipated repayment date. Therefore, beginning in January 2020, the Company is no longer required to make previously designated contractual principal payments. Future principal payments are formulaically based on a percentage of receipts of royalty revenue, and as such are subject to market factors outside of the Company’s control. There can be no assurance that all or any future principal payments projected for the Senior Secured Notes will be made in accordance with the projections provided.

**- As a result of the completion of the sale of Starter China, the Company received $15.6 million of net proceeds, and on October 4, 2020, repaid $11.7 million of Senior Secured Term Loan principal not reflected above.

Fiscal 2020 Outlook

Due to the impact that COVID-19 is having across the globe, and the rapid and continuous economic developments, we are not providing guidance for fiscal year 2020 at this time. The impact of COVID-19 on our business could be material to our operating results, cash flows and financial condition. Due to the evolving and uncertain nature of this situation, we are not able to estimate the full extent of the impact on Iconix’s operating results, cash flows and financial condition. We will provide additional updates as the situation warrants.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE'S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and brand loyalty.

Exhibit 99.1

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company's beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company's beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company's ability to control or predict. Important factors that could cause the Company's actual results to differ materially from those indicated in the forward-looking statements include, among others: the occurrence of any strategic transaction and the impact of any potential strategic transaction, including acquisitions or dispositions, the ability of the Company's licensees to maintain their license agreements or to produce and market products bearing the Company's brand names, the Company's ability to retain and negotiate favorable licenses, the Company's ability to meet its outstanding debt obligations, the impact of COVID-19 on our and our licensees’ business, results of operations, financial condition and liquidity and the impact of COVID-19 on global production, manufacturing, distribution and sales and the events and risks referenced in the sections titled "Risk Factors" in the Company's Annual Report on Form 10‑K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10‑Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Media contact:
John T. McClain
Executive Vice President and Chief Financial Officer
Iconix Brand Group, Inc.
jmcclain@iconixbrand.com

212-730-0030

Exhibit 99.1

Unaudited Consolidated Statement of Operations

(000’s, except earnings per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Licensing revenue	$24,462	$35,471	$74,688	$105,806
Selling, general and administrative expenses	9,915	26,318	42,043	60,846
Depreciation and amortization	315	421	894	1,393
Equity (earnings) loss on joint ventures	27	(153)	1,455	(2,290)
Gain on sale of investment	—	—	(1,600)	—
Gain on sale of trademarks	(74,105)	—	(74,105)	—
Investment impairment	17,145	17,000	17,245	17,000
Trademark impairment	4,814	—	23,709	—
Operating income (loss)	66,351	(8,115)	65,047	28,857
Other expenses (income):
Interest expense	18,489	14,430	52,249	43,399
Interest (income)	(1)	(96)	(51)	(259)
Other (income) loss, net	(285)	11,971	1,851	(6,821)
Foreign currency translation loss	531	391	596	760
Other expenses – net	18,734	26,696	54,645	37,079
Income (loss) before income taxes	47,617	(34,811)	10,402	(8,222)
Provision (Benefit) for income taxes	915	(585)	39	1,253
Net income (loss)	46,702	(34,226)	10,363	(9,475)
Less: Net income attributable to non-controlling interest	976	1,482	3,555	7,017
Net income (loss) attributable to Iconix Brand Group, Inc.	$45,726	$(35,708)	$6,808	$(16,492)

Earnings (loss) per share:
Basic	$3.66	$(3.07)	$0.55	$(1.62)
Diluted	$1.51	$(3.07)	$0.37	$(1.62)
Weighted average number of common shares outstanding:
Basic	12,517	11,631	12,051	10,169
Diluted	31,189	11,631	33,801	10,169

Exhibit 99.1

Footnotes

(1) Adjusted EBITDA is a non-GAAP financial measure, which represents operating income excluding stock-based compensation (benefit) expense, depreciation and amortization, impairment charges, special charges related to potential settlement and professional fees incurred as a result of cooperation with the Staff of the SEC, the SEC and related SDNY investigations, internal investigations, the previously disclosed class action and derivative litigations and costs related to the transition of Iconix management. The Company believes Adjusted EBITDA is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA information may calculate EBITDA and Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Adjusted EBITDA Reconciliation For the Three Months Ended September 30, (1):
	GAAP Operating Income		Impairment Charges		Special Charges		Gain on sale of Trademarks & Investments		Depreciation & Amortization		Stock Compensation		Contract Asset Impairment		Non-controlling Interest, net		Adjusted EBITDA
($, 000s)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Women's	6,207	9,988	570	-	-	-	-	-	-	-	-	-	-	117	-	-	6,777	10,105
Men's	(1,249)	5,277	4,244	-	-	-	-	-	-	13	-	-	-	(144)	(1,473)	(1,843)	1,522	3,303
Home	3,588	2,990	-	-	-	-	-	-	-		-	1	-	8	-	-	3,588	2,999
International	6,556	6,243	-	-	-	-	-	-	67	69	-	4	581	3,653	(611)	(947)	6,593	9,022
Corporate	51,249	(32,613)	17,145	17,000	460	9,084	(74,105)	-	248	339	196	358	-	-	41	1,302	(4,766)	(4,530)
Total Income	66,351	(8,115)	21,959	17,000	460	9,084	(74,105)	-	315	421	196	363	581	3,634	(2,043)	(1,488)	13,714	20,899

Adjusted EBITDA Reconciliation For the Nine Months Ended September 30, (1):
	GAAP Operating Income		Impairment Charges		Special Charges		Gain on sale of Trademarks & Investments		Depreciation & Amortization		Stock Compensation		Contract Asset Impairment		Non-controlling Interest, net		Adjusted EBITDA
($, 000s)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Women's	5,750	26,237	10,638	-	-	-	-	-	-	-	-	-	63	117	-	-	16,451	26,354
Men's	4,593	17,775	4,348	-	637	-	-	-	4	37	-	-	16	(144)	(3,741)	(6,821)	5,857	10,847
Home	4,512	9,777	5,152	-	-	-	-	-	-	-	1	4	5	8	-	-	9,670	9,789
International	14,569	25,432	3,548	-	-	-	-	-	198	230	2	10	616	3,653	(1,264)	(3,004)	17,669	26,321
Corporate	35,623	(50,364)	17,268	17,000	8,666	15,063	(75,705)	-	692	1,126	605	747	-	-	(46)	2,789	(12,897)	(13,639)
Total Income	65,047	28,857	40,954	17,000	9,303	15,063	(75,705)	-	894	1,393	608	761	700	3,634	(5,051)	(7,036)	36,750	59,672

(2) Adjusted EBITDA margin is a non-GAAP financial measure, which represents Adjusted EBITDA as a percentage of revenue.  The Company believes Adjusted EBITDA margin is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA margin include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA margin should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA margin information may calculate EBITDA margin and Adjusted EBITDA margin differently than we do. The definition of Adjusted EBITDA margin may not be the same as the definitions used in any of our debt agreements.